Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
FalconStor Software, Inc.
Melville, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-69830 and 333-192171) and Form S-8 (No. 333-69834, 333-103925, 333-125126, 333-139032, 333-145745, 333-175175 and 333-192173) of FalconStor Software, Inc. and subsidiaries of our reports, dated February 17, 2016, relating to the consolidated financial statements and the effectiveness of FalconStor Software, Inc. and subsidiaries’ internal control over financial reporting, which appears in this Form 10-K.

/s/ BDO USA, LLP

Melville, New York
February 17, 2016